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                                                                       Exhibit A


                         COMMON STOCK PURCHASE AGREEMENT

     THIS AGREEMENT dated as of December 30, 2002 is entered into by and between Photogen Technologies, Inc., a Nevada corporation (the "Company"), and the undersigned purchaser (the "Purchaser").

     WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to the Purchaser, shares of Common Stock of the Company, $0.001 par value per share (the "Common Stock"), upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows.

     1.  Purchase and Sale of Common Stock.

         1.1. Offering. Subject to the terms and conditions of this Agreement, at the Closing the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, the number of shares of Common Stock (the "Shares") equal to the investment amount set forth opposite the Purchaser's name on the signature page hereof divided by the Per Share Purchase Price (as defined below). The "Per Share Purchase Price" shall be $1.08 per Share.

         1.2. Proceeds. Proceeds from the sale of the Shares will be used only for the following purposes and appropriately related administrative costs, in the following order of priority, subject to changes authorized by a majority of the Board of Directors of the Company (the "Board") after the Closing:

              (a) To provide bridge loan or similar interim financing to Alliance Pharmaceuticals, Inc.

              (b) To acquire Alliance Pharmaceuticals, Inc. (by merger, purchase of stock or otherwise) or all or a portion of its assets (by acquisition, license or otherwise).

              (c) To acquire or license other compounds to build a product pipeline for the Company.

Pending use of the proceeds in accordance with the preceding sentence, the proceeds will be invested in securities issued or guaranteed by the United States, national bank repurchase agreements secured by such securities or such other types of investments as may be approved by a majority of the Board after the Closing, but in no event in such a manner that would cause the Company to be deemed an Investment Company as defined in the Investment Company Act of 1940, as amended.

     2. The Closing. The closing of the sale and purchase of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of the Company or its counsel as soon as practicable but not later than December 23, 2002, or at such other time, date and place as are mutually

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agreeable to the Company and the Purchaser (the "Closing Date"). At the Closing,
the Company shall deliver to each Purchaser a certificate representing the Shares purchased by such Purchaser of Common Stock registered in the name of such Purchaser (and bearing an appropriate legend limiting transferability except in accordance with applicable securities laws and upon delivery of an opinion of counsel acceptable to the Company). The purchase price for the Shares shall be paid by wire transfer, certified or cashier's check or another method acceptable to the Company. If at the Closing any of the conditions specified in
Section 5.1 of this Agreement shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right it may have by reason of such failure or such non-fulfillment. If at the Closing any of the conditions specified in Section 5.2 of this Agreement shall not have been fulfilled, the Company shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other right it may have by reason of such failure or such non-fulfillment.

     3. Representations of the Company. The Company hereby represents and warrants to the Purchaser as follows:

         3.1. Organization; Amended Articles. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the business, operations, financial condition, assets, prospects, liabilities or contractual rights of the Company, whether individually or taken as a whole (a "Material Adverse Effect"). The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, and an adequate number shares of its Common Stock are authorized and available for purchase hereunder, having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Articles of Incorporation, as amended to date (the "Amended Articles").

         3.2. Corporate Power. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement, the Registration Rights Agreement by and among the Company and the Purchaser, in the form attached as Exhibit A (the "Registration Rights Agreement") and the other agreements, documents and instruments contemplated hereby (collectively with this Agreement, the "Financing Documents"), and generally to carry out the transactions contemplated hereby. The copies of the Amended Articles and Bylaws of the Company, as amended to date, which have been filed by the Company with the SEC, are correct and complete at the date hereof. The Company is not in violation of any term of its Amended Articles or Bylaws, each as amended, or in violation of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to the Company or to which the Company is a party, where any violation, noncompliance or default would result in a Material Adverse Effect.

         3.3. Authorization. The Financing Documents are valid and binding obligations of the Company, enforceable in accordance with their terms. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary corporate or other action of the Company. The issuance, sale and delivery of the Shares in accordance with this Agreement have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of the Company. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution and delivery of the Financing Documents, or the issuance, sale and delivery of the Shares in accordance with the terms of this

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Agreement, or the consummation of any other transaction contemplated hereby or by the other Financing Documents.

           3.4. SEC Filings; Business. The Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended (the "2001 10-K"), and all other reports and amendments thereto filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") since the filing of the 2001 10-K and prior to the date hereof (collectively, the "SEC Filings") are available from the SEC through EDGAR. The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such periods. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, as amended and in the light of the circumstances under which they were made, not misleading. During the preceding two years, except as set forth in the SEC Filings: Each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company, taken as a whole, as required to be disclosed.

           3.5. Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

           3.6. No Directed Selling Efforts or General Solicitation. Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

           3.7. Information Supplied to Purchaser. Neither this Agreement nor any other Financing Documents furnished to the Purchaser by or on behalf of the Company contains any untrue statement of a material fact, and none of this Agreement, or such other Financing Documents omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

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           4.1.   Validity. Assuming the due execution and delivery by the
Company of this Agreement and the Financing Documents, the Agreement and the Financing Documents to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

           4.2. Accredited Investor. The Purchaser is an "accredited investor" as such term is defined in Regulation D under the 1933 Act.

           4.3. Investment. The Shares to be received by the Purchaser hereunder will be acquired for the Purchaser's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Purchaser has no intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act.

           4.4. Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

           4.5. Restricted Securities. The Purchaser understands that the Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances, and the certificate for the Shares will bear a legend to that effect.

           4.6. Access to Management. The Purchaser has had an opportunity to receive additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. The Purchaser acknowledges access to copies of the SEC Filings through EDGAR. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

           4.7. No General Solicitation. The Purchaser did not learn of the investment in the Shares as a result of any public advertising or general solicitation.

     5.    Conditions.

           5.1. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser under this Agreement are subject to the fulfillment, or the waiver by the Purchaser, of the conditions set forth in this
Section 5.1 on or before the Closing Date. All such documents and actions shall be satisfactory in form and substance to the Purchaser and its counsel.

                  (a) Accuracy of Representations and Warranties. Each representation and warranty of the Company contained in this Agreement shall be true on and as of the Closing Date, with the same effect as though such representation and warranty had been made on and as of that date.

                  (b) Certificates and Documents. The Company shall have delivered to counsel to the Purchaser a copy of the resolutions of the Board authorizing and approving the Company's execution, delivery and performance of the Financing Documents, all matters in connection with the Financing Documents, and the transactions contemplated thereby.

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                (c)  Opinion. The Company shall have delivered to counsel to the
     Purchaser an original opinion from Grippo & Elden, counsel to the Company, dated as of the Closing Date, addressed to the Purchaser in such form as is customary for transactions of this nature and reasonably acceptable to the Purchaser and its counsel.

                (d) Registration Rights. The Company shall have executed and delivered to the Purchaser the Registration Rights Agreement in substantially the form attached hereto as Exhibit A.

          5.2. Conditions to the Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment, or the waiver in writing by the Company, of the conditions set forth in this Section 5.2 on or before each Closing Date.

                (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of that date.

                (b) Performance. The Purchaser shall have performed and complied with all agreements contained in this Agreement required to be performed and complied with by it prior to or at the Closing.

          5.3. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by express overnight courier service or mailed by first class mail, postage prepaid, to the respective addresses set forth on the signature pages of this Agreement, as such addresses may be modified by notice given pursuant to this Section 5.3, with copies provided simultaneously to counsel as set forth on the signature pages of this Agreement. Notices provided in accordance with this Section 5.3 shall be deemed delivered upon personal delivery, receipt by telecopy or overnight mail, or 48 hours after deposit in the mail in accordance with the above.

          5.4. Entire Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements, negotiations or understandings between or among them, with respect to the subject matter hereof. Except as expressly set forth in this Agreement and the other written agreements between the Company and the Purchaser, the Company makes no representation or warranty, express or implied, with respect to the transactions contemplated by this Agreement or such other agreements, the business of the Company, the Company, the Company's assets or its future prospects (including any of the foregoing with respect to Alliance Pharmaceuticals, Inc.). No party is relying on any understandings, agreements or representations other than those expressly contained in this Agreement or such other written agreements.

          5.5. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          5.6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          5.7.  Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

          5.8. Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

          5.9. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts; provided, however, that matters relating to the authorization, issuance and enforceability of the terms of the Common Stock shall be governed and interpreted and construed in accordance with the Nevada General Corporation Law. The Company irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Boston, Massachusetts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. The Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                         [Next Page is Signature Page.]

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     IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase
Agreement as of the day and year first above written.

                                 PHOTOGEN TECHNOLOGIES, INC.



                                 By:    /s/ Taffy Williams
                                    -------------------------------------------
                                         Taffy J. Williams, Ph.D., President

                                 Notice Address: 140 Union Square Drive
                                                          New Hope, PA 18938

                                     With a copy to:   Theodore W. Grippo, Esq.
                                                       Grippo & Elden
                                                       227 W. Monroe, Ste 3600
                                                       Chicago, IL 6060

                                 PURCHASER



Investment Amount: $990,066.24   Name: Oxford Bioscience Partners IV L.P.


                                 Signature: /s/ Jonathan Fleming
                                           ----------------------------------

                                 Title: General Partner, OBP Management IV L.P.,
                                        General Partner to Oxford Bioscience
                                        Partners IV L.P.


                                  Notice Address: 222 Berkeley Street
                                                  Suite 1650
                                                  Boston, MA 02116

                                         With a copy to:________________, Esq.
                                                        ________________________
                                                        ________________________
                                                        ________________________

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     IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase
Agreement as of the day and year first above written.

                                PHOTOGEN TECHNOLOGIES, INC.



                                By:    /s/ Taffy Williams
                                   ---------------------------------------------
                                        Taffy J. Williams, Ph.D., President

                                Notice Address: 140 Union Square Drive
                                                        New Hope, PA 18938

                                     With a copy to:    Theodore W. Grippo, Esq.
                                                        Grippo & Elden
                                                        227 W. Monroe, Ste 3600
                                                        Chicago, IL 6060

                                PURCHASER



Investment Amount: $9,933.84    Name: MRNA Fund II L.P.


                                Signature:  /s/ Jonathan Fleming
                                          --------------------------------

                                Title: General Partner, OBP Management IV L.P.,
                                       General Partner to MRNA Fund II L.P.


                                Notice Address: 222 Berkeley Street
                                                Suite 1650
                                                Boston, MA 02116

                                       With a copy to:__________________, Esq.
                                                      __________________________
                                                      __________________________
                                                      __________________________

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